Amended Through 02/29/2000

                                    BY-LAWS

                                       OF

                        THE PRUDENTIAL SERIES FUND, INC.

                                    ARTICLE I

      Section 1. Principal Offices. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland.

      Section 2. Principal Executive Office. The principal executive office of the Corporation shall be at 3003 North Central Avenue, City of Phoenix, State of Arizona.

      Section 3. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders

      Section 1. Annual Meetings. Annual meetings of the stockholders of the Corporation shall be held on such day in September of each year as shall be designated by the Board of Directors; provided, however, than no annual meeting of the stockholders shall be held in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940: (i) election of directors, (ii) approval of an investment advisory agreement, (iii) ratification of the selection of independent public accountants, and (iv) approval of a distribution agreement. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

      Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board, the President, or on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

      Section 3. Place of Meetings. Any annual or special meeting of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

      Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

      Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

      Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation or these By-Laws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat, except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

      Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act any Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

      Section 1. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 9 of this Article or if such record date shall not have been so fixed, then at the latter of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

      Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

      If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

      Section 9. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

      Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting number of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

      Section 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III

                               Board of Directors

      Section 1. General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

      Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than fifteen. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this
Article III. No reduction in the number of directors shall have the effect of removing any directors from office prior to the expiration of his term unless such director is specifically removed pursuant to Section S of this Article III at the time of such decrease. Directors need not be stockholders.

      Section 3. Election and Term of Directors. Directors shall be elected by written ballot at each annual meeting of stockholders held pursuant to Section 1 of Article II of these By-laws or at a special meeting held for that purpose. The term of office of each director shall be from the time of his election and qualification until the next annual meeting of stockholders, whenever it may be held, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-laws, or as otherwise provided by statute or the Articles of Incorporation.

      Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. Removal. Holders of not less than two-thirds of the outstanding capital stock of the Corporation may remove a director through a declaration in a writing filed with the Corporation or by vote cast in person or by proxy at a meeting called for that purpose. The Board of Directors shall promptly call a meeting of stockholders for the purpose of voting upon the question of removal of any director when requested in writing to do so by the holders of not less than 10% of the Corporation's outstanding capital stock.

      Whenever ten or more stockholders who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1% of the outstanding shares of capital stock, whichever is less, shall advise the Board of Directors in writing that they wish to communicate with other stockholders with a view to a request for a meeting for the purpose of removing any director from office, and such advice is accompanied by a form of communication and request which they wish to transmit, the Board shall within five business days after receiving such advice either afford such persons access to a list of the names and addresses of persons having voting rights or inform them as to the approximate number of such persons and the approximate cost of mailing the proposed form of communication and request.

      If the Board elects to provide the information regarding the approximate number of stockholders and the approximate cost of mailing to them the proposed communication and form of request, the Board, upon the written request of those desiring such a mailing, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders at their addresses of record, unless within five business days after such tender the Board shall mail to the persons requesting the mailing and file with the U.S. Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by a least a majority of the directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

      Section 6. Vacancies. Any vacancies in the Board, whether arising from death, resignation, removal, or increase in the number of directors or any other cause, shall be filled by a vote of the majority of the Board of Directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining directors, if after the filling of said vacancy or vacancies, less than a majority of the directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a director, which vacancy may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible, and in any event within sixty days, for the purpose of filling said vacancy or vacancies, unless the United States Securities and Exchange Commission shall by order extend such period. Any director elected or appointed to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation, whenever it may be held, and until a successor shall have been chosen and qualified or until his earlier death, resignation or removal.

      Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

      Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

      Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

      Section 10. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

      Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

      Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these By-laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

      Section 13. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment advisor, or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not parties to any such contract or interested persons of any such party. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 14. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another person chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary, or in his absence or inability to act any Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the meeting and keep the minutes thereof.

      Section 15. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

      Section 16. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

      Section 17. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the current Prospectus of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day to day operation to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

                                   Committees

      Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

      (a) the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;

      (b) the filling of vacancies on the Board of Directors;

      (c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;

      (d) the approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;

      (e) the amendment or repeal of these By-laws or the adoption of new
By-laws;

      (f) the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board; and

      (g) the declaration of dividends and issuance of capital stock of the Corporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

      Section 2. Other Committees of the Board. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of such number of directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

      Section 3. General. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

                                    ARTICLE V

                         Officers, Agents and Employees

      Section 1. Number and Qualifications. The officers of the Corporation shall be a Chairman of the Board and a President, each of whom shall be a director of the Corporation, and a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents, a Comptroller and such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and President and the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws. The Board may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

      Section 2. Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

      Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

      Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

      Section 6. Bonds or other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require. The Corporation shall also maintain a bond issued by a reputable fidelity insurance company in accordance with Section 17(g) of the Investment Company Act of 1940, as amended, and Rule 17g-1 thereunder.

      Section 7. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. He shall be chief executive officer of the Corporation. Subject to the Board of Directors, he shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have such other authority and duties as the Board of Directors shall from time to time determine.

      Section 8. The President. The President shall have such power and duties as the Board of Directors shall from time to time determine. In the absence or disability of the Chairman of the Board, he shall perform the duties and exercise the powers of the Chairman of the Board.

     Section 9. Vice- President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe.

      Section 10. Comptroller. The Comptroller shall exercise all the powers and perform all the duties usual to such office, including supervising the accounts of the Corporation, having supervision over and responsibility for the books, records, accounting and system of accounting and auditing in each office of the Corporation. The Comptroller shall also have such other authority and perform such other duties as may be provided in the By-laws, or as shall be assigned to him by the Chairman of the Board, the President or the Board of Directors.

      Section 11. Treasurer. The Treasurer shall:

      (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

      (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

      (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

      (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

      (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefore; and

      (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

      Section 12. Secretary. The Secretary shall:

      (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

      (b) see that all notices are duly given in accordance with the provisions of the By-laws and as required by law;

      (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

      (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

      (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

      Section 13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE VI

                                 Indemnification


      (a) The Corporation shall indemnify present and former directors, officers, employees and agents of the Corporation (each, a "Covered Person") against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.


      (b,) The Corporation shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

      (c) Pursuant and subject to paragraphs (a) and (b), the Corporation shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Corporation.

                                   ARTICLE VII

                                  Capital Stock

      Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

      Section 2. Books of Account and Record of Stockholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

      Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power-of-attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

      Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

      Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

      Section 6. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

      Section 7. Registered Owner of Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

      Section 8. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal executive office.

      Section 9. Involuntary Redemption of Shares. Subject to policies established by the Board of Directors, the Corporation shall have the right to involuntarily redeem shares of its common stock if at any time the value of a stockholder's investment in the Corporation is less than $500.

                                  ARTICLE VIII

                                      Seal

      The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE IX

                                  Fiscal Year

      Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December in each year.

                                    ARTICLE X

                           Depositories and Custodians

      Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

      Section 2. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                   ARTICLE XI

                            Execution of Instruments

      Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

      Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by Article XIV of these By-laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the Chairman of the Board, the President or a Vice President or the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary.

                                   ARTICLE XII

                         Independent Public Accountants

     The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the stockholders in accordance with the provisions of the Investment Company Act of 1940, as amended.

                                  ARTICLE XIII

                                Annual Statement

      The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as maybe directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporations preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accounts shall determine.

                                   ARTICLE XIV

                              Fundamental Policies

Section 1. Policies Applicable to all Funds.

      (a) It is the fundamental policy of the Corporation to follow the investment objectives for a Fund that are set forth in the Prospectus contained in the Registration Statement of the Corporation, or Post-Effective Amendment thereto, at the time such Registration Statement, or Post-Effective Amendment, setting forth such objectives for such Fund initially is declared effective.

      (b) It is the fundamental policy of the Corporation not to:

      1. Buy or sell real estate and mortgages, although the Portfolios may buy and sell securities that are secured by real estate and securities of real estate investment trusts and of other issuers that engage in real estate operation. Buy or sell commodities or commodity contracts, except that the Common Stock and High Dividend Stock Portfolios may purchase and sell stock index futures contracts, that the Stock Index Portfolio may purchase and sell stock index futures contracts and related options, that the Aggressively Managed Flexible Portfolio may purchase and sell stock index futures contracts and interest rate futures contracts and related options, and that the Bond and Conservatively Managed Flexible Portfolios may purchase and sell interest rate futures contracts and related options.

      2. Buy or sell the securities of other investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which not more than 5% of the Fund's total assets (taken at current value) would be invested in such securities, or except as part of a merger, consolidation or other acquisition.

      3. Acquire securities for the purpose of exercising control or management of any company except in connection with a merger, consolidation, acquisition or reorganization.

      4. Make short sales of securities or maintain a short position, except that the Common Stock, High Dividend Stock, and Natural Resources Portfolios may make short sales against the box. Collateral arrangements entered into by the Common Stock or High Dividend Stock Portfolios with respect to futures contracts and the writing of options on equity securities and stock indices are not deemed to be short sales. Collateral arrangements entered into by the Stock Index Portfolio with respect to futures contracts and related options and the writing of options on stock indices are not deemed to be short sales. Collateral arrangements entered into by the Natural Resources Portfolio with respect to the writing of options on equity securities and stock indices are not deemed to be short sales. Collateral arrangements entered into by the Aggressively Managed Flexible Portfolio with respect to futures contracts and related options and the writing of options on debt securities, equity securities and stock indices are not deemed to be short sales. Collateral arrangements entered into by the Bond and Conservatively Managed Flexible Portfolios with respect to futures contracts and related options and the writing of options on debt securities are not deemed to be short sales.

      5. Purchase securities on margin or otherwise borrow money or issue senior securities except that a Portfolio, in accordance with its investment objectives and policies, may enter into reverse repurchase agreements and purchase securities on a when-issued and delayed delivery basis, within the limitations set forth in the Appendix to the Prospectus; and except that the Bond, High Yield Bond, Common Stock, High Dividend Stock, Aggressively Managed Flexible, Conservatively Managed Flexible and Natural Resources Portfolios may purchase securities on a when-issued or delayed delivery basis. The Fund may also obtain such short-term credit as it needs for the clearance of securities transactions, and may borrow from a bank, for the account of any Portfolio, as a temporary measure to facilitate redemptions (but not for leveraging or investment) or to exercise an option, an amount that does not exceed 5% of the value of the Portfolio's total assets (including the amount owed as a result of the borrowing) at the time the borrowing is made. Investment securities will not be purchased while borrowings are outstanding. Interest paid on borrowings will not be available for investment. Collateral arrangements entered into by the Common Stock or High Dividend Stock Portfolios with respect to futures contracts and the writing of options on equity securities and stock indices are not deemed to be the issuance of a senior security or the purchase of a security on margin. Collateral arrangements entered into by the Stock Index Portfolio with respect to futures contracts and related options and the writing of options on stock indices are not deemed to be the issuance of a senior security or the purchase of a security on margin. Collateral agreements entered into by the Natural Resources Portfolio with respect to the writing of options on equity securities or stock indices are not deemed to be the issuance of a senior security or the purchase of a security on margin. Collateral arrangements entered into by the Aggressively Managed Flexible Portfolio with respect to futures contracts and related options and the writing of options on debt securities, equity securities and stock indices are not deemed to be the issuance of a senior security or the purchase of a security on margin. Collateral arrangements entered into by the Bond or Conservatively Managed Flexible Portfolios with respect to futures contracts and related options and the writing of options on debt securities are not deemed to be the issuance of a senior security or the purchase of a security on margin.

      6. Enter into reverse repurchase agreements if, as a result, the Portfolio's obligations with respect to reverse repurchase agreements would exceed 10% of the Portfolio's net assets (defined to mean total assets at market value less liabilities other than reverse repurchase agreements).

      7. Pledge or mortgage assets, except that not more than 10% of the value of any Portfolio may be pledged (taken at the time the pledge is made) to secure borrowings made in accordance with paragraph 5 above, and that a Portfolio may enter into reverse repurchase agreements in accordance with paragraph 6 above. Collateral arrangements entered into by the Common Stock or High Dividend Stock Portfolios with respect to futures contracts and the writing of options on equity securities or stock indices are not deemed to be the pledge of assets. Collateral arrangements entered into by the Stock Index Portfolio with respect to futures contracts and related options and the writing of options on stock indices are not deemed to be the pledge of assets. Collateral arrangements entered into by the Natural Resources Portfolio with respect to the writing of options on equity securities or stock indices are not deemed to be the pledge of assets. Collateral arrangements entered into by the Aggressively Managed Flexible Portfolio with respect to futures contracts and related options and the writing of options on debt securities, equity securities or stock indices are not deemed to be the pledge of assets. Collateral arrangements entered into by the Bond or Conservatively Managed Flexible Portfolios with respect to futures contracts and related options and the writing of options on debt securities are not deemed to be the pledge of assets.

      8. Lend money, except that loans of up to 10% of the value of each Portfolio may be made through the purchase of privately placed bonds, debentures, notes and other evidences of indebtedness of a character customarily acquired by institutional investors that may or may not be convertible in stock or accompanied by warrants or rights to acquire stock. Repurchase agreements and the purchase of publicly traded debt obligations are not considered to be "loans" for this purpose and may be entered into or purchased by a Portfolio in accordance with its investment objectives and policies.

      9. Underwrite the securities of other issuers, except where the Fund may be deemed to be an underwriter for the purposes of certain federal securities laws in connection with the disposition of portfolio securities and with loans that a Portfolio may make pursuant to paragraph 8 above.

      10. Make an investment unless, when considering all its other investments, 75% of the value of a Portfolio's assets would consist of cash, cash items, obligations of the United States Government, its agencies or instrumentalities, and other securities. For purposes of this restriction, "other securities" are limited for each issuer to not more than 5% of the value of a Portfolio's assets and to not more than 10% of the issuer's outstanding voting securities held by the Fund as a whole.

      11. Purchase securities of a company in an industry if as a result of the purchase a Portfolio's holdings of securities issued by companies in that industry would exceed 25% of the value of the Portfolio, except that this restriction does not apply to purchases of obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or issued by domestic banks. For purposes of this restriction, neither finance companies as a group nor utility companies as a group are considered to be a single industry, and will be grouped instead according to their services; for example, gas, electric, and telephone utilities will each be considered a separate industry.

      12. Invest in securities (including repurchase agreements maturing in more than 7 days) that are subject to legal or contractual restrictions on resale or for which no readily available market exists, or in the securities of issuers (other than U.S. Government agencies or instrumentaliies) having a record, together with predecessors, of less than three years' continuous operation, if, regarding all such securities, more than 10% of the Portfolio's total assets would be invested in them.

      Section 2. Policies Applicable to Particular Funds.

      The Corporation has adopted the following fundamental policies with respect to the Money Market Portfolio: The Money Market Portfolio may not:

      1. Invest in oil and gas interests, common stock, preferred stock, warrants or other equity securities.

      2. Write or purchase any put or call option or combination of them.

      3. Invest in any security with a remaining maturity in excess of one year, except that securities held pursuant to repurchase agreements may have a remaining maturity of more than one year.

                                  ARTICLE XV

                                  Amendments

      These By-Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-laws, except Article XIV hereof, may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. The By-laws, or any of them, set forth in Article XIV of these By-laws, may be amended, altered or repealed only by the affirmative vote of a majority of the outstanding shares (as defined below) of capital stock of each Fund affected by such amendment, at a regular meeting or special meeting of the stockholders, the notice of which contains the proposed amendment, alteration or repeal. For the purpose of amending Article XIV of these By-laws, a majority of the outstanding shares shall be the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. A certified copy of these By-laws, as they may be amended from time to time, shall be kept at the principal office of the Corporation in the State of Maryland. Notwithstanding any other provisions of this Article XV, Section 2 of Article XIV hereof may be amended by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors to set forth a restriction applicable only to a particular Fund or particular Funds of the Corporation provided such amendment is adopted prior to the time of a Registration Statement of the Corporation, or Post-Effective Amendment thereto, setting forth the investment objectives of such Fund or Funds initially is declared effective.